UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2011

Morton’s Restaurant Group, Inc.

(Exact name of registrant as specified in charter)

Delaware	1-12692	13-3490149
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

325 North LaSalle Street, Suite 500

Chicago, Illinois 60654

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (312) 923-0030

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 19, 2011, Morton’s Restaurant Group, Inc. (the “Company”) held its annual meeting of stockholders to vote on the following proposals:

Proposal One: The Board of Directors recommended four nominees as Class III directors to stand for election at the 2011 annual meeting and each of the nominees were elected by a plurality of votes cast by shares entitled to vote at the meeting. Therefore, in accordance with the voting results listed below, the nominees were elected to serve until the 2014 annual meeting and until their successors have been elected and qualified.

Nominee	For	Withheld	Broker Non-Votes
Stephen E. Paul	11,198,578	582,005	3,404,804
David B. Pittaway	11,196,740	583,843	3,404,804
Dianne H. Russell	11,200,996	579,587	3,404,804
Zane Tankel	11,199,541	581,042	3,404,804

Proposal Two: The Audit Committee selected KPMG LLP to serve as the independent registered public accounting firm for the Company for fiscal year 2011. The Board of Directors directed that the appointment of the independent accountants be submitted for ratification by the stockholders at the 2011 annual meeting. Therefore, in accordance with the voting results listed below, KPMG LLP will serve as the independent registered public accounting firm for the Company for fiscal year 2011.

For	Against	Abstain
15,067,548	105,143	12,786

Proposal Three: The Board of Directors recommended a vote against a stockholder proposal to adopt a simple majority vote. In accordance with the voting results listed below, the stockholder proposal to adopt a simple majority vote was not adopted.

For	Against	Abstain	Broker Non-Votes
3,787,548	7,975,100	17,935	3,404,804

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Morton’s Restaurant Group, Inc.

Date: May 23, 2011	/S/ RONALD M. DINELLA
Ronald M. DiNella
Senior Vice President, Chief Financial Officer And Treasurer